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                                                                   Exhibit 10.10

                                  TERM WARRANT


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND ACCORDINGLY, SUCH SECURITIES MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR UNLESS AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED.



No. of Stock Units: 1,050                                        Warrant No. R-6

                                     WARRANT
                      to Purchase Shares of Common Stock of
                             STUDENT ADVANTAGE, INC.

         THIS IS TO CERTIFY THAT RESERVOIR CAPITAL ASSOCIATES L.P., or its registered assigns, is entitled to purchase in whole or in part from STUDENT ADVANTAGE, INC., a Delaware corporation (the "Company"), at any time and from time to time on or after the Commencement Date (as defined below), but not later than 5:00 p.m., New York City time, on June 25, 2005 (the "Expiration Date"), 1,050 Stock Units (as defined in the Warrant Agreement referred to below) at a purchase price of $0.01 per Stock Unit (the "Exercise Price"); provided, that such purchase price shall not be less than the aggregate par value of the capital stock contained in a Stock Unit, subject to the terms and conditions set forth herein and in the Warrant Agreement, each such purchase of a Stock Unit to be made, and to be deemed effective for the purpose of determining the date of exercise, only upon surrender of this Warrant to the Company at its office referred to in Section 15.03 of the Warrant Agreement, with the Form of Exercise attached hereto (or a reasonable facsimile thereof) duly completed and signed, and upon payment in full to the Company of the Exercise Price (i) in cash or
(ii) by certified or official bank check or (iii) by any combination of the foregoing, all as provided in the Warrant Agreement and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement.

         For the purposes of this Warrant, the "Commencement Date" shall be the first anniversary of the date hereof. The number of Stock Units for which this Warrant shall be exercisable shall be adjusted on the Commencement Date to equal the result obtained by multiplying the original number of Stock Units for which this Warrant is exercisable by a fraction the numerator of which is the outstanding principal balance of Term Loans on the
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                                      -2-


Commencement Date (excluding capitalized interest unless an Event of Default exists on such date) and the denominator of which is $10,000,000. If there is no outstanding principal balance of Term Loans on the Commencement Date or if the Term Loans are paid in full prior to the Commencement Date, this Warrant shall be cancelled on the earlier of the Commencement Date or the date of payment in full and the Holder shall relinquish all rights herein. If the Company prepays Term Loans pursuant to Section 2.07(b) of the Loan Agreement during the one year period following the Commencement Date, the number of Stock Units for which this Warrant shall be exercisable shall equal (i) the number of Stock Units for which this Warrant otherwise would have been exercisable on the Commencement Date minus (ii) the result obtained by multiplying (A) the number of Stock Units for which this Warrant would have otherwise been exercisable on the Commencement Date by (B) a fraction (x) the numerator of which is the product of (1) the amount of Term Loans (including capitalized and accrued interest) so prepaid and
(2) the number of days remaining until the next anniversary of the Commencement Date and (y) the denominator of which is the product of (1) 365 and (2) the amount of Term Loans (including capitalized and accrued interest) outstanding on the Commencement Date. If prior to the Commencement Date the Company has received a Call Notice (as defined in the Loan Agreement) pursuant to Section 2.07(d) of the Loan Agreement, the number of Stock Units for which this Warrant shall be exercisable as of the Commencement Date shall be one-fourth (1/4) of the amount for which it otherwise would have been exercisable on the Commencement Date. If prior to the Commencement Date the Company has received such Call Notice and any Term Loans remain outstanding on the 90th day after the Commencement Date, the number of Stock Units for which this Warrant shall be exercisable shall be one-third (1/3) of the amount for which it otherwise would have been exercisable on the Commencement Date, plus a number (the "Enhanced Unit Number") of Stock Units equal to the product of (1) 10,000 and (2) a fraction, the numerator of which is the number of Stock Units for which this Warrant is exercisable on the Commencement Date and the denominator of which is the aggregate number of Stock Units for which all Term Warrants then outstanding having the same Commencement Date are exercisable on the Commencement Date. If prior to the Commencement Date the Company has received such Call Notice and any Term Loans remain outstanding on the 120th day after the Commencement Date, the number of Stock Units for which this Warrant shall be exercisable shall be the amount for which it otherwise would have been exercisable on the Commencement Date (including in such calculation any capitalized interest) plus the Enhanced Unit Number. If prior to such 90th or 120th day the Company pays all or any portion of the amounts required to be paid pursuant to such Section 2.07(d), the number of Stock Units for which this Warrant is exercisable shall be reduced in proportion to the amount so prepaid and the number of days remaining until such 90th or 120th day, as the case may be.

         If following prior exercises or conversions of this Warrant any adjustment under the immediately preceding paragraph would reduce the remaining number of Stock Units for which this Warrant is exercisable below zero (such number of Stock Units below zero, the "Shortfall"), then the Holder shall transfer to the Company at such Holder's option within three Business Days of such adjustment either (i) a number of Stock Units equal to the Shortfall or
(ii) an amount in cash equal to $2.50 plus interest commencing on the Commencement Date through the date of payment calculated on the basis of a 360-day year and the number of actual days elapsed, at a rate per annum equal to 27% per annum multiplied by the Shortfall.
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                                      -3-


         On and after the Commencement Date and on or prior to the Expiration Date, this Warrant may be converted, in whole or in part, at the Holder's option, into the number of shares of Common Stock for each Stock Unit evidenced hereby which is being so converted, equal to (a)(i) the product of (x) the number of shares of Common Stock comprising a Stock Unit at the time of such conversion and (y) the Current Market Price per share of Common Stock at the time of such conversion minus (ii) the Exercise Price per Stock Unit at the time of such conversion, divided by (b) the Current Market Price per share of Common Stock at the time of such conversion, all as provided in the Warrant Agreement and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement.

         This Warrant is issued under and in accordance with the Warrant Agreement dated as of June 25, 2001 between the Company and certain holders (as the same may be modified and supplemented in accordance with its terms and as in effect from time to time, the "Warrant Agreement"), and is subject to the terms and provisions of the Warrant Agreement, which terms and provisions are hereby incorporated by reference herein and made a part hereof. Every Holder of this Warrant consents to all of the terms contained in the Warrant Agreement by acceptance hereof.

         The number of shares of Common Stock or other securities of the Company constituting one "Stock Unit" are subject to adjustment in certain events as provided in the Warrant Agreement.

         The Company shall not be required to issue a fractional share of Common Stock upon exercise of this Warrant. As to any fraction of a share which the Holder hereof would otherwise be entitled to purchase upon such exercise, the Company may pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Current Market Price per share of Common Stock on the date of exercise or may be round up to the next whole number of shares.

         This Warrant may be exchanged either separately or in combination with other Warrants at the office of the Company referred to in Section 15.03 of the Warrant Agreement for new Warrants representing the same aggregate number of Warrants evidenced by the Warrant or Warrants exchanged, upon surrender of this and any other Warrant being exchanged and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement.

         The Warrants and the Warrant Stock shall be transferable only upon compliance with the conditions specified in Sections 4 and 5 of the Warrant Agreement, which conditions are intended, among other things, to ensure compliance with the provisions of the Securities Act in respect of the transfer of any Warrant or any Warrant Stock, and any Holder hereof shall be bound by the provisions of (and entitled to the benefits of) said Sections 4 and 5. Upon any such transfer effected in compliance with said Sections 4 and 5, a new Warrant or new Warrants of different denominations, representing in the aggregate a like number of Warrants, will be issued to the transferee. Every Holder hereof, by accepting this Warrant, consents and agrees with the Company and with every subsequent Holder of this Warrant that until due presentation for the registration of transfer of this Warrant on the Warrant register maintained by the Company, the Company may deem and treat the Person in whose name this Warrant is
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                                      -4-


registered as the absolute and lawful owner for all purposes whatsoever and the Company shall not be affected by any notice to the contrary.

         Nothing contained in the Warrant Agreement or in this Warrant shall be construed as conferring on the holder of any Warrants or his or her transferee any rights whatsoever as a stockholder of the Company.

         No provision hereof, in the absence of affirmative action by the Holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of such Holder, shall give rise to any liability of such Holder for the Exercise Price or as a Stockholder of the Company, whether such liability is asserted by the Company, by any creditor of the Company or any other Person.

         Any notices and other communications pursuant to the provisions hereof shall be sent in accordance with Section 15.02 of the Warrant Agreement.

         Each term used herein without definition shall have the meaning assigned thereto in the Warrant Agreement.
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                                      -5-


         IN WITNESS WHEREOF, the Company has duly executed this Warrant.


Dated:  June 25, 2001


                                   STUDENT ADVANTAGE, INC.



                                   By:  /s/ Raymond V. Sozzi, Jr.
                                        -------------------------
                                   Name: Raymond V. Sozzi, Jr.
                                   Title:  President and Chief Executive Officer

                                FORM OF EXERCISE

         (To be executed by the registered holder hereof) The undersigned registered owner of this Warrant hereby

                    SELECT ONE OF THE FOLLOWING TWO CHOICES:

         [irrevocably exercises this Warrant for the purchase of Stock Units of STUDENT ADVANTAGE, INC., a Delaware corporation, and herewith makes payment therefor in the amount of $_____________, all at the price and on the terms and conditions specified in this Warrant,]

                              OR

         [irrevocably converts this Warrant into shares of Common Stock of STUDENT ADVANTAGE, INC., a Delaware corporation, all in the manner and on the terms and conditions specified in this Warrant,]

and requests that (i) certificates and/or other instruments covering such Stock Units be issued in accordance with the instructions given below and (ii) if such Stock Units shall not include all of the Stock Units to which the Holder is entitled under this Warrant, that a new Warrant of like tenor and date for the balance of the Stock Units issuable hereunder be delivered to the undersigned.


Dated:  ___________, ____


                                           ________________________________
                                           (Signature of Registered Holder)
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                                      -2-


Instructions for issuance and registration of Stock Units:


Name of Registered Holder:____________________________________________
(Please print)

Social Security or Other Identifying Number:__________________________

Please deliver certificate to the following address:

                      ________________________________________

                      ________________________________________

                      ________________________________________
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                               FORM OF ASSIGNMENT

         FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the assignee named below all the rights of the undersigned under this Warrant with respect to the number of Stock Units covered thereby set forth hereinbelow unto:

                                                       Number of
Name of Assignee              Address                  Stock Units



Dated:__________________


                                         ______________________________
                                         Signature of Registered Holder

                                         ______________________________
                                         Name of Registered Holder
                                         (Please Print)


Witness: